UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2008

ENCYSIVE PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20117	13-3532643
(State or other jurisdiction of	(Commission File Number)	(IRS employer
incorporation or organization)		identification no.)
4848 Loop Central Drive, Suite 700
Houston, Texas 77081
713-796-8822
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
On June 10, 2008, Encysive Pharmaceuticals Inc., a Delaware corporation (“Encysive”), completed its merger (the “Merger”) with Explorer Acquisition Corp., a Delaware corporation (“Explorer”) and a wholly-owned subsidiary of Pfizer Inc., a Delaware corporation (“Pfizer”), pursuant to the terms and conditions of that certain Agreement and Plan of Merger, dated as of February 20, 2008, among Encysive, Explorer and Pfizer (the “Merger Agreement”). The Merger became effective on June 10, 2008 (the “Effective Time”), pursuant to the Certificate of Merger that was filed with the Secretary of State of the State of Delaware on June 9, 2008. As a result of the Merger, Encysive continued as the surviving corporation (“Surviving Corporation”), wholly-owned by Pfizer.
Section 3 — Securities and Trading Markets

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
The information disclosed in the Introductory Note is hereby incorporated by reference.
On June 10, 2008, Encysive notified The NASDAQ Global Market (“NASDAQ”) of the effectiveness of the Merger. As a result of the Merger, Encysive no longer meets the numerical listing requirements of NASDAQ. Encysive also notified NASDAQ that each share of Encysive’s common stock, par value $0.005 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares held by (i) Encysive, Pfizer and their wholly-owned subsidiaries or (ii) stockholders who properly exercised their appraisal rights under Delaware law) was converted into the right to receive $2.35 per share in cash, without interest and less any required withholding taxes (the “Merger Consideration”), and requested that NASDAQ file with the Securities and Exchange Commission an application on Form 25 to report that shares of Encysive’s Common Stock are no longer listed on NASDAQ. Trading of Encysive’s Common Stock on NASDAQ was suspended as of the opening of trading on June 10, 2008.
Item 3.03. Material Modification to Rights of Security Holders.
In connection with the consummation of the Merger, each share of Encysive’s Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by (i) Encysive, Pfizer and their wholly-owned subsidiaries or (ii) stockholders who properly exercised their appraisal rights under Delaware law) was converted into the right to receive the Merger Consideration. At the Effective Time, Encysive’s stockholders immediately prior to the Effective Time ceased to have any rights as stockholders in Encysive (other than their right to receive the Merger Consideration) and accordingly no longer have any interest in Encysive’s future earnings or growth.
Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Merger Agreement provides that the directors and officers of Explorer immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation. In connection therewith, each of J. Kevin Buchi, Robert J. Cruikshank, James A. Thomson, Ph.D., Martin Mackay, Margaret M. Foran and Douglas E. Giordano resigned from Encysive’s board of directors, effective as of the Effective

Time. The board of directors of the Surviving Corporation is comprised of David Reid and Lawrence Miller. After the Effective Time, Paul Manierre and Richard Goeggel no longer serve as President and Chief Executive Officer, and Vice President, Finance and Treasurer, respectively, of the Surviving Corporation.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At the Effective Time, the Surviving Corporation’s by-laws were amended and restated to be in the form of the by-laws of Explorer in accordance with the terms of the Merger Agreement. A copy of the Amended and Restated By-Laws is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Section 8 — Other Events
Item 8.01. Other Events
The information disclosed in the Introductory Note is hereby incorporated by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
3.1* Amended and Restated By-Laws of Encysive Pharmaceuticals Inc.

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCYSIVE PHARMACEUTICALS INC. (Registrant)
	By:	/s/ Paul Manierre
Date: June 16, 2008		Name:	Paul Manierre
		Title:	Vice President

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